Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of flyExclusive, Inc. of our report dated March 24, 2025, relating to the consolidated financial statements of flyExclusive, Inc., appearing in the Annual Report on Form 10-K of flyExclusive, Inc. for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

June 2, 2025

elliottdavis.com